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                                                                   Exhibit  10.1


                              EMPLOYMENT AGREEMENT
                                     between
                             STARWOOD LODGING TRUST
                                       and
                                 GARY M. MENDELL


         Employment Agreement ("Agreement") dated as of January 15, 1997 between Gary M. Mendell (the "Executive") and Starwood Lodging Trust, a Maryland real estate investment trust (the "Company"), with its principal office at 2231 East Camelback Road, Suite 410, Phoenix, Arizona 85016.

         WHEREAS, the Company desires to employ the Executive as its President, and the Executive desires to accept such employment, upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Executive and the Company hereby agree as follows:

                                   ARTICLE I.
                                   Employment

                  Section 1.01 Position; Responsibilities. (a) The Company hereby employs the Executive commencing on the date hereof (the "Commencement Date") but conditioned on the closing (the date of closing is referred to herein as the "Closing Date") under the Contribution Agreement (the "Contribution Agreement") dated as of January 15, 1997, among the Company, Starwood Lodging Corporation (the "Corporation"), SLT Realty Limited Partnership (the "Realty Partnership"), SLC Operating Limited Partnership (the "Operating Partnership") and the Contributing Parties named therein. The employment hereunder shall be at will and shall be terminable by either party with or without Cause and with or without notice; provided, however, the Executive shall give the Company at least 30 days advance written notice prior to any voluntary termination by the Executive.


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         (b) The Board of Trustees of the Company has elected Executive as
President of the Company, effective upon the Closing Date and conditioned on the closing under the Contribution Agreement. The Executive's responsibilities from and after the Closing Date shall include all matters customarily associated with the position of President, including, without limitation, subject to direction by the Chief Executive Officer or the Board (as hereinafter defined), those related to acquisitions, divestitures, finance, financial reporting, SEC compliance and investor relations for the Company and for the Realty Partnership and direct and indirect subsidiaries. The Executive shall perform such duties and services consistent with his position as may be assigned to him from time to time by the Board of Trustees of the Company or any committee of the Board (collectively, the "Board") or by the Chief Executive Officer.

         (c) The Board has also elected the Executive as a member of the Board effective on the Closing Date but conditioned on the closing under the Contribution Agreement, and the Executive agrees to serve as a member of the Board.

         (d) The Company will establish an office in Westport, Connecticut, where Executive will perform his duties and responsibilities, and such office will be adequately staffed for that purpose. The Executive will work with the Chief Executive Officer and the Board concerning the appropriate location of the Company's principal executive office and in connection therewith the appropriate relocations and hiring of employees.

         Section 1.02 Performance of Duties. The Executive shall duly and faithfully perform all of the duties assigned to him to the best of his abilities, and he shall devote his full time, attention and best efforts to the performance of such duties and (subject to Section 4.01) shall not engage in any other business activities except with the prior written approval of the Board.

         Section 1.03 Representation and Warranty of Executive. The Executive hereby represents and warrants to the Company that the Executive is not aware of any presently existing fact, circumstance or event (including, but without limitation, any health condition or legal constraint) which would preclude or restrict him from providing to the Company the services contemplated by this Agreement, or which would give rise to any


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breach of any term or provision hereof, or which could otherwise result in the termination of his employment hereunder for Cause.

         Section 1.04 Representation and Warranty of Company. The Company hereby represents and warrants to Executive that it has received all authorizations necessary for the execution of the Agreement on the terms and conditions set forth herein and for the grant of the Option and the Performance Award as set forth in Section 2.04 hereof and Attachments A and B hereto, that it has taken all actions necessary to make such grants.

                                   ARTICLE II.
                                  Compensation

         Section 2.01 General. The Company shall compensate the Executive for all of his services under this Agreement, as set forth below.

         Section 2.02 Basic Compensation. The Executive's minimum annual salary ("Base Salary") commencing on the Closing Date and conditioned upon the closing under the Contribution Agreement, shall be at the rate of $365,000 and shall be payable in bi-weekly or other installments in accordance with the Company's normal payment schedule for senior management. The Base Salary shall be subject to annual review commencing at the end of 1997 and at the end of each year thereafter, if the Executive is employed by the Company at that time, and may be increased (but not decreased) for subsequent years.

         Section 2.03 Incentive Compensation. In addition to the Base Salary, the Company shall pay to the Executive as incentive compensation ("Incentive Compensation"), in respect of each fiscal year of the Company which ends during the time when the Executive is employed by the Company, an amount determined in accordance with any bonus or short term incentive compensation program based upon achieving specified performance criteria which may be established by the Board either for the Executive or for senior management generally; provided, however, that in no event may such Incentive Compensation in respect of any fiscal year of the Company exceed 100% of the Executive's Base Salary for that year.

         All Incentive Compensation earned under this Section 2.03 shall be payable as soon as reasonably practicable, but in no


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event later than 120 days after the end of the relevant fiscal year of the
Company.

         Section 2.04 Stock Option. On the date hereof, the Option Committee of the Board has granted to the Executive, conditioned upon the closing under the Contribution Agreement, a "Paired Option" (the "Option") under the Starwood Lodging Trust 1995 Long-Term Incentive Plan (Amended and Restated as of August 12, 1996) (the "LTIP") which was approved by a vote by the shareholders of the Company at the Annual Meeting of Shareholders held December 30, 1996. The Option is for the purchase of an aggregate of 200,000 Paired Shares of the Company and the Corporation (before giving effect to the three-for-two stock split by way of a 50% stock dividend declared by the Company on December 5, 1996). The Option is exercisable at $56.125 per Paired Share (which is the Fair Market Value per Paired Share on the date of grant as defined in the LTIP). The Option vests as to 20% of the number of Paired Shares covered thereby on each anniversary of the Closing Date, commencing with the second anniversary (occurring in 1999) through the fourth anniversary (occurring in 2001) of the Closing Date and the balance on the fifth anniversary of the Closing Date (occurring in 2002), except to the extent otherwise provided in the LTIP or the Option Agreement and the Option expires ten years from the Closing Date. The terms of the Option are a set forth in the Option Agreement annexed as Attachment "A," and is otherwise subject to all other provisions of the LTIP, except that (a) termination for Cause and for Good Reason shall be as set forth in and subject to this Agreement and (b) in the event the Executive's employment by the Company shall terminate for any reason other than (i) termination by the Company for Cause, or (ii) termination by the Executive without "Good Reason" prior to the first anniversary of the Closing Date or after 18 months from the Closing Date, all unvested portions of the Option shall thereupon immediately vest and remain exercisable until expiration of the full ten-year term of the Option. In addition, the Committee has concurrently granted to the Executive a Performance Award under the LTIP relating to all Paired Shares underlying the Option, the terms of which are set forth on the Term Sheet annexed as Attachment "B". The Performance Period under the Performance Award shall be the five year period commencing on December 5, 1996; and the Performance Measure shall be a 15% Shareholder Return over the Performance Period. The Executive shall be eligible for grants in the future of additional Paired Options, Paired Shares and


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Performance Awards under the LTIP at the discretion of the Option Committee of the Board. Upon exercise of any option, all Paired Shares delivered pursuant thereto will be subject to applicable resale and other restrictions as set forth in the LTIP. The Company shall use its best efforts to file and keep effective a registration statement on Form S-8 with the Securities and Exchange Commission covering the Paired Shares issuable under the LTIP.

         Section 2.05 Other Programs. The Executive shall also be entitled to participate in all employee benefit plans, including retirement programs, if any, and group health care plans, and to take time off for vacation or illness in accordance with the Company's policy for senior management. Such plans shall be comparable to those of the Corporation, and the Executive shall be entitled to such participation on a basis no less favorable to the Executive than is made available to the Chief Executive Officer of the Corporation; provided, however that the foregoing shall not apply to the LTIP or any other stock award, stock option or other stock derivative or equity based plan or program. The Executive shall also receive not less than four weeks paid vacation and all other fringe benefits as are from time to time made generally available to the senior management of the Company.

         Section 2.06 Expense Reimbursements. The Company shall reimburse the Executive for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the policies and procedures established by the Company.

         Section 2.07 Withholding. The Base Salary and all other payments to the Executive for his services to the Company shall be subject to all withholding and deductions required or permitted by federal, state or other law, including those authorized by the Executive but not otherwise required by law, including but not limited to state, federal and local income taxes, unemployment tax, Medicare, FICA and any contributions pursuant to any employee benefit program which may be adopted by the Company for the benefit of its senior executives.

                                  ARTICLE III.
                            Termination of Employment

         Section 3.01 Events of Termination. The Executive's employment by the Company is at will. Accordingly, it may be


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terminated at any time by the Company or the Executive with or without Cause
(subject to compliance with applicable notice provisions of this Article III and Section 1.01 above).

As stated in Section 1.01 above, Executive may terminate his employment hereunder at any time for any reason by delivering to the Company 30 days' advance written notice of termination. In addition, Executive may resign and terminate his employment hereunder for "Good Reason" (which shall also be deemed a termination by the Company other than for Cause), subject, however, to prior delivery to the Company of a Preliminary Notice of Good Reason and the failure of the Company to effect a cure within the time set forth below. For purposes of this Agreement, "Good Reason" means (i) the failure to elect and continue Executive as President of the Company or to nominate Executive for re-election as a member of the Board, (ii) the failure to assign Executive duties, authorities, responsibilities and reporting requirements consistent with his position and otherwise as set forth herein, or if the scope of Executive's duties and responsibilities as President of the Company are in the aggregate materially reduced, except for any reduction in duties and responsibilities due to Executive's illness or disability or temporary suspensions of duties and responsibilities pending results of any Board commissioned investigation as to potential "Cause" for termination of Executive's employment, (iii) a reduction in or a delay in the payment of Executive's total cash compensation and benefits from those required to be provided in accordance with the provisions of this Agreement, or a breach by the Company of any other material provision of this Agreement or the Option or Performance Award referred to in Section 2.04, (iv) a requirement by the Company, the Board or the Chief Executive Officer that Executive be based outside of Westport, Connecticut, other than on travel reasonably required to carry out Executive's obligations under the Agreement or,
(v) the failure of the Company to obtain the assumption in writing of its obligations to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; provided, however, that (a) "Good Reason" shall not include acts which are cured by the Company within 30 days from receipt by the Company of a written notice from Executive (the "Preliminary Notice of Good Reason") identifying in reasonable detail the act or acts constituting "Good Reason", (b) "Good Reason" shall not exist unless the Preliminary Notice of Good Reason shall have been


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given by Executive within 60 days after learning of the act, failure or event
(or, in the case of a series of related acts, failures or events, within 120 days of the first such act, failure or event) which Executive alleges constitutes "Good Reason" hereunder, (c) if the Company has failed to cure as provided above, "Good Reason" shall not exist unless Executive shall have given notice of termination hereunder for Good Reason within 60 days from delivery of the Preliminary Notice of Good Reason (which termination shall be effective 30 days from the giving of such notice), and (d) if the Company has commenced an expedited arbitration in the manner prescribed below within 15 days after receipt of the Executive's notice of termination, such termination shall be effective as a termination of employment and shall be deemed a termination by Executive other than for Good Reason unless and until the Arbitrator shall have determined otherwise. If the Company has timely commenced such an arbitration proceeding, in the manner prescribed below, no payments shall be due Executive under Section 3.02 (i) or (ii) hereof until the conclusion of the arbitration proceeding or further proceeding contemplated by Section 5.04 hereof and only if an award is rendered by the Arbitrator in favor of Executive. If the Company fails to file a demand for arbitration with the American Arbitration Association and file the requisite fees pursuant to Rule 4 of the National Rules for the Resolution of Employment Disputes effective June 1, 1996 (the "National Rules") within 15 days after receipt of notice of termination from the Executive, and diligently pursue such proceeding in accordance with the procedures set forth in
Section 5.04 hereof, Executive's termination of employment from the Company shall be conclusively presumed to have been for Good Reason.

         The Company shall have the right to terminate for "Cause" upon notice to the Executive only in the event of (a) a material breach of this Agreement by the Executive, including without limitation, a willful failure by the Executive (other than any such failure resulting from Executive's incapacity due to physical or mental illness) substantially to perform his duties hereunder (not including, however, failure to meet performance targets or exercise of the Executive's rights to terminate during the Window Period (as hereinafter defined)), after being notified in writing by the Company of the particular acts or circumstances of such breach and the Executive's failure to cure within 30 days thereafter, (b) the commission by the Executive of one or more acts of theft, fraud or willful, material misappropriation from


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the Company, (c) a breach by the Executive of his fiduciary duties under
Maryland laws as an officer or member of the Board of the Company, or (d) Executive's conviction of a felony.

         Notwithstanding the foregoing, termination by the Company for Cause shall not be effective until and unless (i) notice of intention to terminate for Cause has been given by the Company within four months after the Board learns of the act, failure or event constituting "Cause" and (ii) the Board has voted (at a meeting of the Board duly called and held as to which termination of Executive is an agenda item) by a majority vote to terminate Executive for Cause after Executive has been given notice of the particular acts or circumstances which are the basis for the termination for Cause and has been afforded at least 20 days notice of the meeting and an opportunity to present his position in writing and the Board has given notice of termination to Executive within three days thereafter (and the Executive's termination of employment shall be effective immediately upon receipt of such notice but shall not be deemed a termination of employment for Cause unless and until all of the conditions set forth in clauses
(i) through (iii) hereof have occurred), and (iii) if Executive has commenced an expedited arbitration in the manner prescribed below within 15 days after such notice of termination, disputing the Company's right under this Agreement to terminate for Cause, the Arbitrator shall thereafter have determined that the Executive was terminated for Cause; provided, however, that (a) Company may suspend the Executive with pay at any time during the period commencing with the giving of notice to Executive under clause (i) above until final notice of termination is given under clause (ii) above; and (b) no further payments shall be due Executive under Section 3.02 hereof unless and until the Arbitrator shall have determined that the Executive was terminated without Cause. If Executive or his representative fails to file a demand for arbitration with the American Arbitration Association and file the requisite fees pursuant to Rule 4 of the National Rules within 15 days of receipt of notice of termination from the Board, and diligently pursue such proceeding in accordance with the procedures set forth in Section 5.04 hereof, such termination shall be conclusively presumed to have been for Cause.

         If the Arbitrator declines to rule that the Executive was terminated for Cause, the Executive shall be treated as having been terminated without Cause and Executive shall have the rights


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provided under Section 3.02 below with respect to a termination without Cause.

         For all purposes of this Agreement, "Good Reason" and "Cause" shall have the applicable defined meaning as set forth above in this Section 3.01.

         Upon any termination of his employment by the Company or by Executive, Executive will concurrently resign his membership, if any, on the Board.

         Section 3.02 Severance Package. In the event the Executive's employment under this Agreement is terminated by the Company other than for "Cause" (and a termination due to the Executive's death or permanent disability shall be treated for purposes of this Agreement as a termination by the Company other than for Cause) or by the Executive for "Good Reason", or by the Executive without "Good Reason" during the six month period (the "Window Period") commencing with the first anniversary of the Closing Date, then the Executive shall, subject to the delays permitted by Section 3.01 for arbitration, be entitled to receive the following ("Severance Package"):

         (i) an amount, which shall be payable in one lump sum within 30 days of the date of determination that the Executive's termination is (x) other than for Cause, (y) for Good Reason, or (z) without Good Reason during the Window Period, as applicable, equal to (a) one year's Base Salary based on the Base Salary then in effect plus (b) if the termination occurs prior to the third anniversary of the Commencement Date an amount equal to the greater of 70% of the Executive's Base Salary for the first year of his employment hereunder or the actual bonus for the immediately preceding year;

         (ii) the immediate vesting of the Option granted pursuant to Section
2.04 hereof (and the Performance Period with respect to such Award shall terminate on the effective date of Executive's termination of employment and the Performance Measure shall be computed through such date), with preservation of all rights relating to the Option and the Performance Award conferred under
Section 2.04 hereof, and under the Option Agreement and the Term Sheet, for the full term of the Option and Performance Award and, following timely exercise of any such options, the Executive shall receive title to the shares issued in respect of such


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options free and clear of any lien, claim or encumbrance by, through or under the Company;

         (iii) Company paid medical insurance benefits available to all other senior executives of the Company during the 12-month period subsequent to termination of employment shall be paid by the Company, and thereafter all COBRA rights available to the Executive shall be paid by the Executive, but COBRA rights shall be measured from the termination date.

         During any delays permitted by Section 3.01 for arbitration to determine whether the Executive's termination by the Company was other than for "Cause" or by the Executive for "Good Reason," if a Corporate Transaction is agreed to which would constitute a Change of Control event under the LTIP, the Company will include appropriate provisions which Will enable the Executive to participate in such Change of Control event as if the arbitration were resolved favorably to the Executive, but subject to such a favorable resolution.

         The parties agree that the foregoing shall be the Executive's sole and exclusive monetary remedy by reason of termination by the Executive for "Good Reason", or without Good Reason during the Window Period, or by reason of any termination by the Company other than for "Cause", it being agreed that as his actual damages would be difficult to measure or quantify and would be impracticable to determine, such amount shall constitute liquidated damages for the Executive by reason of such termination by Executive for "Good Reason", or without Good Reason during the Window Period, or by reason of any termination by the Company other than for "Cause".

         Section 3.03 Rights on Termination for Cause or Without Good Reason. No Severance Package shall be due or owing to the Executive in the event that the Company shall terminate the Executive's employment for "Cause" or in the event that the Executive shall terminate his employment with the Company (other than during the Window Period) for reasons other than "Good Reason"; provided, however that Executive shall in all events be paid all accrued but unpaid Base Salary, awarded but unpaid Incentive Compensation, and other benefits through the date of termination. In addition, in the event that the Company shall terminate the Executive's employment for "Cause" or in the event that the Executive shall terminate his employment with the


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Company (other than during the Window Period) for reasons other than "Good
Reason", then except as provided in the following two sentences, all unvested options, unvested Performance Awards and unvested restricted Paired Shares then held by Executive shall automatically be forfeited (subject, however, to any contrary determination of the Board in its sole discretion). No forfeiture of unvested Options, Performance Awards or unvested restricted Paired Shares shall occur until 15 days after the later of (i) the conclusion of any arbitration proceeding or further proceeding contemplated by Section 3.01 hereof or, (ii) if no arbitration proceeding is commenced, until the time for commencing such a proceeding has lapsed (the later of such two dates being referred to herein as the "Forfeiture Date"), but no additional service-based or time-based vesting shall occur with respect to any such Options, Performance Awards or Paired Shares following the date Executive's employment is deemed terminated under
Section 3.01. Executive may exercise vested Options, and receive a settlement of vested Performance Awards at any time prior to the Forfeiture Date. In all other respects, the terms of the grant of any such options or award of any such Paired Shares shall govern.

                                   ARTICLE IV.
                    Noncompetition; Confidential Information

         Section 4.01 Other Business Ventures. In addition to the restriction from having other employment provided in Section 1.02 hereof and except as expressly contemplated by Article VI below, during the term of the Executive's employment hereunder the Executive shall not, without the prior written approval of the Board, directly or indirectly engage in, represent, be connected with or have a financial interest in any business which is or, to the best of his knowledge, is about to become competitive with the business of the Company; provided, however, that nothing herein contained shall be deemed to prohibit the Executive from being a passive investor owning up to 2% of any class of outstanding securities of any company not in the business of owning or operating hotels whose stock is publicly traded, or from continuing (for a period of up to three years from the Closing Date) as a director, President and as an owner of equity in Hospitality Equity Investors, Inc., a Connecticut corporation. The Company shall have a right of first refusal with respect to Executive's interest in Hospitality Equity Investors, Inc., which shall be exercisable for thirty days after receipt by the Company


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of notice from Executive of a proposed transfer and the material terms thereof;
and Executive and Company will promptly enter into a definitive right of first refusal agreement in customary form reflecting the foregoing. Notwithstanding any other provision of this Agreement, the performance by Executive of his duties with respect to Hospitality Equity Investors, Inc., and with respect to the partnerships for which it acts as general partner during the three-year period commencing on the Closing Date shall not be a basis for finding the Executive in breach of this Agreement so long as such corporation and partnerships do not acquire new properties, and Executive's time devoted to the affairs of such entities is limited to the amount reasonably necessary to discharge his fiduciary duties to the investors in such entities.

         Section 4.02 Confidential Information. Except (i) in the course of his employment with the Company, or (ii) as he may be required pursuant to any law or court order or similar process, the Executive shall not at any time during or after the term of the Executive's employment hereunder, directly or indirectly disclose or use any confidential information or proprietary data with respect to the Company or the Corporation, or any of their respective subsidiaries or affiliates that is not otherwise in the public domain. In the event of any dispute between the Executive and the Company or between the Executive or the Company and others, the Executive shall cooperate with the Company as to redaction or other protective measures with respect to any unnecessary public disclosure of any such confidential information or proprietary data.

         Section 4.03 Inducing of Company Employees. During the term of the Executive's employment hereunder, the Executive shall not, except in the course of the performance of his duties hereunder or with the prior approval of the Board, in any way directly or indirectly induce or attempt to induce or otherwise counsel, advise or encourage any person to leave the employ of the Company. In addition, in the event of termination of Executive's employment, the Executive shall not, with respect to any person or persons who to the Executive's best knowledge was employed by the Company, the Corporation, or their respective subsidiaries or the Realty Partnership or the Operating Partnership ("Company Employee") at any time during the period commencing six months prior to such termination:


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         (i) for a period of 12 months following the date on which such termination becomes effective as aforesaid, in any way directly or indirectly hire, attempt to hire, or cause to be hired any Company Employee, without the prior written approval of the Board; and

         (ii) for a period of 12 months following the date on which such termination becomes effective as aforesaid, in any way directly or indirectly induce or attempt to induce or otherwise counsel, advise or encourage any Company Employee to leave the employment of the Company or the Corporation or their respective subsidiaries or the Realty Partnership or the operating Partnership, without the prior written approval of the Board.

                                   ARTICLE V.
                                  Miscellaneous

         Section 5.01 Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Secretary of the Company at the Company's principal executive office, and if to the Executive, to his address on the books of the Company (or to such other address as the Company or Executive may give to the other for purposes of notice hereunder).

                  Copies of all notices given to Executive shall be sent to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, NY 10022-4677
                  Attention:  Bruce M. Montgomerie, Esq.

                  Copies of all notices given to the Company shall be sent to:

                  Sidley & Austin
                  555 W. 5th St.
                  Los Angeles, CA 90013-1010
                  Attention:  Sherwin L. Samuels, Esq.

         All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal


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delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

         Section 5.02 Assignment and Succession. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. The Executive's rights and obligations hereunder are personal and may not be assigned; provided, however that in the event of the termination of the Executive's employment due to the Executive's death or permanent disability, the Executive's legal representative shall have the right to receive the Severance Package as more particularly set forth in
Section 3.02 above.

         Section 5.03 Headings. The Article, Section , paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

         Section 5.04 Arbitration. In the event of any controversy, dispute or claim arising out of or related to this Agreement or the Executive's employment by the Company, the parties shall negotiate in good faith in an attempt to reach a mutually acceptable settlement of such dispute. If negotiations in good faith do not result in a settlement of any such controversy, dispute or claim, it shall be finally settled by expedited arbitration in accordance with the National Rules of the American Arbitration Association governing employment disputes, subject to the following:

         (a) The Arbitrator shall be determined from a list of names of five impartial arbitrators each of whom shall be an attorney experienced in arbitration matters concerning executive employment disputes, supplied by the American Arbitration Association (the "Association") chosen by Executive and the Company each in turn striking a name from the list until one name remains.


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         (b) The expenses of the arbitration shall be borne equally by each party; and each party shall bear its own legal fees and expenses, except that Executive shall be awarded his reasonable attorney's fees and expenses if an award is rendered by the Arbitrator in his favor.

         (c) The Arbitrator shall determine whether and to what extent any party shall be entitled to damages under this Agreement. No party shall be entitled to punitive damages, and each party waives all such rights if any.

         (d) The Arbitrator shall not have the power to add to nor modify any of the terms or conditions of the this Agreement. The Arbitrator's decision shall not go beyond what is necessary for the interpretation and application of the provision of this Agreement in respect of the issue before the Arbitrator. The Arbitrator shall not substitute his or her judgment for that of the parties in the exercise of rights granted or retained by this Agreement. The Arbitrator's award or other permitted remedy, if any, and the decision shall be based upon the issue as drafted and submitted by the respective parties and the relevant and competent evidence adduced at the hearing.

         (e) The Arbitrator shall have the authority to award any remedy or relief provided for in this Agreement, in addition to any other remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant. In addition, the Arbitrator shall have the authority to decide issues relating to the interpretation, meaning or performance of this Agreement even if such decision would constitute an advisory opinion in a court proceeding or if the issues would otherwise not be ripe for resolution in a court proceeding, and any such decision shall bind the parties in their continuing performance of this Agreement. The Arbitrator's written decision shall be rendered within sixty days of the hearing. The decision reached by the Arbitrator shall be final and binding upon the parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitrator is relief or remedy on which a court could enter judgment, a judgment upon the award rendered by the Arbitrator shall be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of the award is paid within 10 days of its determination by the Arbitrator). Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and in any subsequent arbitral or judicial proceedings between the parties.

         (f) The arbitration shall take place in New York City or in the locale of the Company's executive office in Connecticut, as elected by the party commencing arbitration.

         (g) The arbitration proceeding and all filing, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose and shall be deemed to be information subject to the confidentiality provisions of this Agreement.

         (h) The parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a dispute while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof.

         (i) The parties may obtain a pre-hearing exchange of information including depositions, interrogatories, production of documents, exchange of summaries of testimony or exchange of statements of position, and the Arbitrator shall limit such disclosure to avoid unnecessary burden to the parties and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. At any oral hearing of evidence in connection with an arbitration proceeding, each party and its counsel shall have the right to examine its witness and to cross-examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing.

         (j) Notwithstanding the dispute resolution procedures contained in this
Section 5.04, either party may apply to any court having jurisdiction (i) to enforce this Agreement to arbitrate, (ii) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, or (iii) to challenge or vacate any final judgment, award or decision of the Arbitrator that does not comport with the express provisions of this Section 5.04.

         Section 5.05 Invalidity. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         Section 5.06 Waivers. No omission or delay by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof, or the exercise of any other right, power or privilege.

         Section 5.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 5.08 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise or inducement not set forth herein. This Agreement may not be amended, except by a written instrument hereafter signed by each of the parties hereto.

         Section 5.09 Interpretation. The parties hereto acknowledge and agree that each party and its or his counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to-its drafting. Accordingly,
(i) the rules of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement.

         Section 5.10 Governing-Law. This Agreement and the performance hereof shall be construed and governed in accordance with the internal laws of the State of New York without reference to principles of conflict of laws.

         Section 5.11 Disclaimer. The name "Starwood Lodging Trust" is the designation of a Maryland real estate investment trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated, and all persons dealing kith Starwood Lodging Trust must look solely to Starwood Lodging Trust's property for the enforcement of any claims against Starwood Lodging Trust, as the Trustees, officers, agents and security holders of Starwood Lodging Trust assume no personal obligations of Starwood Lodging

Trust, and their respective property shall not be subject to claims of any person relating to such obligation.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Executive has signed this Agreement as of the day and year first above written.


                                         STARWOOD LODGING TRUST


                                         By:
                                            ----------------------------

                                         Name:
                                              --------------------------

                                         Its:
                                             ---------------------------


                                         -------------------------------
                                         GARY M. MENDELL

                                                                  Execution Copy



                 Attachment "A" to Employment Agreement between
                   Starwood Lodging Trust and Gary M. Mendell
                             dated January 15, 1997


                             STARWOOD LODGING TRUST
                      NON-QUALIFIED STOCK OPTION AGREEMENT


                  Starwood Lodging Trust, a trust organized under the laws of Maryland (the "Company"), hereby grants to Gary M. Mendell (the "Optionee") as of January 15, 1997 (the "Option Date"), pursuant to the provisions of the Starwood Lodging Trust 1995 Long-Term Incentive Plan (Amended and Restated as of August 12, 1996) (the "Plan"), a non-qualified option (the "Option") to purchase from the Company 200,000 Paired Shares (before giving effect to the three-for-two stock split by way of a 50% stock dividend declared by the Company on December 5, 1996), at the price of $56.125 per Paired Share upon and subject to the terms and conditions set forth below. References to employment by the Company shall include employment by a subsidiary or affiliate of the Company. Capitalized terms not defined herein or in the Employment Agreement entered into between Optionee and the Company dated January 15, 1997 (the "Employment Agreement") shall have the meanings specified in the Plan.

                  This grant of the Option is subject to and conditioned upon the closing under the Contribution Agreement dated as of January 15, 1997 (the "Contribution Agreement") among the Company, Starwood Lodging Corporation, SLT Realty Limited Partnership, SLC Operating Limited Partnership and the Contributing Parties named therein. (The date of such closing is referred to herein as "the Closing Date".)


                  1. Option Subject to Acceptance of Agreement.

                  The Option may not be exercised unless the optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

                  2. Time and Manner of Exercise of Option.

                  2.1. Maximum Term of Option. In no event may the option be exercised, in whole or in part, after ten years from Closing Date (the "Expiration Date").

                  2.2. Exercise of Option. (a) The Option shall become exercisable as to one-fifth of the number of Paired Shares subject to the Option on each anniversary of the Closing Date, commencing with the second anniversary (occurring in 1999) through the fourth anniversary (occurring in 2001) of the Closing Date, and the balance on the fifth anniversary of the Closing Date (occurring in 2002), and otherwise as provided below in this Section 2.2.

                  (b) If the Optionee's employment by the Company terminates for Cause, the Option, whether or not then exercisable, shall terminate automatically on the effective date of the Optionee's termination of employment for Cause. For purposes of this Section 2.2, optionee shall only be deemed terminated by the Company for Cause if his termination for Cause has become effective under and pursuant to the Employment Agreement (but, as provided in the Employment Agreement, only upon the conclusion of an arbitration proceeding, if it is timely commenced in accordance with such Agreement).

                  (c) If the Optionee's employment by the Company is terminated by the Company other than for "Cause" within the meaning of Section 2.2(b) hereof (and a termination due to Executive's death or Disability shall be treated for purposes of this Agreement as a termination by the Company other than for "Cause" , or if the Optionee's employment by the Company is terminated by the Optionee for "Good Reason" as determined in accordance with the provisions of the Employment Agreement, or by the Optionee during the "Window Period" as permitted under the Employment Agreement, then the Option shall become fully exercisable and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the Expiration Date.

                  (d) If the Optionee's employment by the Company is treated (after giving effect to any arbitration proceeding) as having been terminated by the Optionee without Good Reason (except during the "Window Period") under the Employment Agreement, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the

Optionee or the Optionee's Legal Representative until and including the earlier of (i) the date which is three months after the effective date of the Optionee's termination of employment or service (or, if later, the date which is 15 days after the Forfeiture Date) and (ii) the Expiration Date.

                  (e) If the Optionee dies at any time prior to the Expiration Date following termination of employment for a reason giving Optionee the right to exercise until the Expiration Date under paragraph (c) above, the Option shall be exercisable by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until and including the Expiration Date.

                  2.3 Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole Paired Shares to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) previously owned whole Paired Shares (which the Optionee has held for at least six months prior to the delivery of such Paired Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or
(iv) a combination of (i) and (ii), and (2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to either clause (ii) or (iii). Any fraction of a Paired Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Paired Share shall be delivered until the full purchase therefor has been aid.

                  2.4 Termination of Option. (a) In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

                  (b) In the event that rights to purchase all or a portion of the Paired Shares subject to the Option expire or are exercised, cancelled or forfeited, the Optionee shall promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase Paired Shares hereunder, the Company shall, within 10 days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be identical to this Agreement in form and substance.

                  3. Additional Terms and Conditions of Option.

                  3.1. Nontransferability of Option. The Option may not be transferred by the Optionee other than (i) by will or the laws of descant and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of the option, the Option and all rights hereunder shall, to the extent of any such attempt, immediately become null and void.

                  3.2. Investment Representation. The optionee hereby represents and covenants that (a) any Paired Shares purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such Paired Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any Paired Shares hereunder or (y) is true and correct as of the date of any sale of any such Paired Shares, as applicable. As a further condition precedent to any exercise of the Option, the optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Paired Shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

                  3.3. Withholding Taxes. (a) As a condition precedent to the delivery of Paired Shares upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the Paired Shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

                  (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.3(a), (2) delivery to the Company of previously owned whole Paired Shares (which the Optionee has held for at least six months prior to the delivery of such Paired Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a fair market value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (3) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (4) any combination of (1) and (2). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(4). Paired Shares to be delivered may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Paired Share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Paired Share shall be delivered until the Required Tax Payments have been satisfied in full.

                  (c) Unless the Committee otherwise determines, if the optionee is subject to Section 16 of the Exchange Act, the Optionee may deliver to the Company previously owned whole Paired Shares in accordance with Section 3.3(b), but only if such delivery is in connection with the delivery of Paired Shares in payment of the exercise price of the option.

                  3.4 Adjustment. In the event of any stock split, stock dividend (including, without limitation, the three-for-two stock split by way of a 501 stock dividend declared by the Company on December 5, 1996), recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Paired Shares other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value of a Paired Share on the exercise date over (B) the exercise price of the Option. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

                  3.5. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the Paired Shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of Paired Shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

                  3.6. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of Paired Shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.3.

                  3.7. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to Paired Shares subject to the Option unless and until purchased and delivered upon the exercise of the option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered Paired Shares; and the Optionee shall not be considered a stockholder of the Company or the Corporation with respect to any such Paired Shares not so purchased and delivered.

                  3.8. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the optionee give or be deemed to give the Optionee any right to continued employment by the Company or any affiliate of the Company.

                  3.9. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive (subject to the provisions for termination by the Company for Cause and termination by the Optionee for Good Reason or without Good Reason during the window Period as set forth in the Employment Agreement).

                  3.10. Company to Reserve Paired Shares. The Company shall at all times prior to the expiration or termination of the Option reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued Paired Shares, the full number of Paired Shares subject to the Option from time to time.

                  3.11. Agreement Subject to the Plan. Except to the extent otherwise expressly provided herein, this Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

                  3.12. Gross-Up. In the event that a Change in Control as defined in the Plan has occurred, and the aggregate of all payments or benefits made or provided to the Optionee under this Agreement, the Employment Agreement and under all other plans and programs of the Company (the "Aggregate Payment") is determined by the Internal Revenue Service ("IRS") or by the "Auditor" (as hereinafter defined) to constitute a Parachute Payment, as such term is defined in Section 28OG(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Optionee, prior to the time any excise tax imposed by Section 4999 of the Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. In no event shall the Company be obligated to pay the Optionee's income taxes due with respect to his exercise of the Option or with respect to payments or benefits received under any Performance Awards or under any other plans or programs of the Company. Unless a determination is made by the IRS, the determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to the preceding sentence of this Section 3.12 shall be made by the accounting firm of Coopers & Lybrand (the "Auditor").

         4. Miscellaneous Provisions.

         4.1. Designation as Non-Qualified Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation.

         4.2. Meaning of Certain Terms. (a) As used herein, the term "Legal Representative" shall include an executor, administrator, legal representative, beneficiary or similar person and the term "Permitted Transferee" shall include any transferee (i) pursuant to a transfer permitted under Section 4.4 of the Plan and Section 3.1 hereof or (ii) designated pursuant to beneficiary designation procedures which may be approved by the Company.

         4.3. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

         4.4. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Secretary of the Company at the Company's principal executive office, and if to the Optionee, to his address on the books of the Company (or to such other address as the Company or Optionee may give to the other for purposes of notice hereunder).

         Copies of all notices given to the Optionee shall be sent to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, NY 10022-4677
                  Attention: Bruce M. Montgomerie, Esq.

         Copies of all notices given to the Company shall be sent to:

                  Sidley & Austin
                  555 W. 5th St.
                  Los Angeles, CA 90013-1010
                  Attention: Sherwin L. Samuels, Esq.

         All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

         4.5. Governing Law. The Option, this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of New York and construed in accordance therewith without giving effect to principles of conflicts of laws.

         4.6. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

         4.7 Disclaimer. The name "Starwood Lodging Trust" is the designation of a Maryland real estate investment trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated, and all persons dealing with Starwood Lodging Trust must look solely to Starwood Lodging Trust's property for the enforcement of any claims against Starwood Lodging Trust, as the Trustees, officers, agents and security holders of Starwood Lodging Trust assume no personal obligations of Starwood Lodging Trust, and their respective property shall not be subject to claims of any person relating to such obligation.

         4.8. Dispute Resolution. The provisions of Section 5.04 of the Employment Agreement relating to resolution of disputes shall also apply to resolution of disputes under this Agreement.




                            STARWOOD LODGING TRUST



                                     By:
                                        ----------------------------------------
                                         Name:
                                              ----------------------------------
                                          Its:
                                              ----------------------------------





Accepted this ... day of January, 1997.

----------------------------------------------
Gary M. Mendell
"Optionee"

                 ATTACHMENT "B" TO EMPLOYMENT AGREEMENT BETWEEN
                   STARWOOD LODGING TRUST AND GARY M. MENDELL
                             DATED JANUARY 15, 1997


                                   TERM SHEET
                                 GARY M. MENDELL
                                PERFORMANCE AWARD


1. All defined terms used in this Term Sheet and not defined in the Employment Agreement between Starwood Lodging Trust and Gary M. Mendell ("Executive") dated January 15, 1997 (the "Employment Agreement") shall have the meaning specified in the Starwood Lodging Trust 1995 Long-Term Incentive Plan, (Amended and Restated as of August 12, 1996) (the "Plan").

2. Performance Award is deemed granted to Executive on the terms set forth herein on the date of grant of the Option under Section 2.04 of the Employment Agreement. Definitive Performance Award Agreement (the "Agreement") consistent with this Term Sheet to be executed and delivered no later than date similar agreements are executed and delivered to other senior executives to reflect the Performance Awards referenced in the Plan. Performance Award to Gary M. Mendell is effective and rights under this Term Sheet shall be enforceable notwithstanding absence of Agreement.

3. Performance Award applies to 200,000 Paired Shares under Option (before giving effect to three-for-two stock split by way of a 50% stock dividend declared by the Company on December 5, 1996).

4. Performance Period shall be the five-year period commencing on December 5, 1996 subject to acceleration and termination provisions of Employment Agreement and Plan. If vesting of the Option is accelerated under Section 2.2(c) of the Option Agreement or because of a Change of Control event under the Plan, the Performance Period shall expire upon such acceleration, and the Performance Measure shall be computed through such date and the Performance Award shall be settled in the manner provided in
      Section 4.2(c) of the Plan upon and to the extent of exercise of the Option.

5.    Performance Measure shall be a 15% Shareholder Return.

6. Term of Performance Award shall be ten years, subject to the acceleration and termination provisions Section 4 of this Term Sheet.

7. The Performance Award Agreement shall be consistent with this Term Sheet and, to the extent not inconsistent therewith, the Plan, with the following modifications and exceptions:

      (i) The Agreement will not provide "otherwise" in the contemplation of
      Section 4.2(c) of the Plan.

      (ii) For all purposes, termination by the Company for Cause and by the Executive for Good Reason shall be treated as becoming effective pursuant to and as defined in the Employment Agreement, and termination by Executive for Good Reason, or without Good Reason during the Window Period, under the Employment Agreement shall be deemed a termination by the Company without Cause, and to the extent necessary, the Agreement shall be deemed to provide "otherwise" under Sections 4.2(b), 4.3(a) and 4.3(b) of the Plan.

8. The name "Starwood Lodging Trust" is the designation of a Maryland real estate investment trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated, and all persons dealing with Starwood Lodging Trust must look solely to Starwood Lodging Trust, as the Trustees, officers, agents and security holders of Starwood Lodging Trust assume no personal obligations of Starwood Lodging Trust, and their respective property shall not be subject to claims of any person relating to such obligation.

9. Notice and all other "Miscellaneous" provisions of Article V of the Employment Agreement to be equally applicable to Term Sheet and Agreement.



Date: _______________

                                    Starwood Lodging Trust

                                    By:

                                    Its:





                                             Gary M. Mendell